                                                     Exhibit 8.1
                                                     -----------

                [letterhead of Thompson & Mitchell]


                        November 30, 1995


Board of Directors
River Bend Bancshares, Inc.
Main and West St. Louis Avenue
East Alton, Illinois  62024

Ladies and Gentlemen:

        You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of River Bend Bancshares, Inc. ("River Bend") with and into Landmark Bancshares Corporation ("LBC"), a wholly owned subsidiary of Magna Group, Inc. ("Magna").

        In connection with the preparation of our opinion, we have examined and have relied upon the following:

        (i) The Agreement and Plan of Reorganization by and between Magna and River Bend dated as of October 11, 1995, including the amendment thereto dated as of November 27, 1995 and the schedules and exhibits thereto (the "Agreement");

        (ii) Magna's Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on November 30, 1995 (the "Registration Statement");

        (iii) The representations and undertaking of Magna substantially in the form of Exhibit A hereto;

        (iv) The representations and undertakings of River Bend and certain holders of River Bend Class I Common Stock, par value $1.00 per share ("River Bend Common Stock"), and River Bend Class II Non-Voting Common Stock, par value $1.00 per share (also "River Bend Common Stock"), substantially in the forms of Exhibit B and Exhibit C hereto; and

        (v) The Rights Plan between Magna and Magna Trust Company, dated November 11, 1988.

        Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement.

River Bend Bancshares, Inc.
November 30, 1995
Page 2

                           OPINIONS

        Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Agreement, we are of the opinion that for federal income tax purposes:

        1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal
Revenue Code of 1986, as amended to the date hereof (the "Code").

        2. Exchange of River Bend Common Stock for Magna Common Stock and Other Property. Each holder of River Bend Common Stock who exchanges, in the Merger, shares of River Bend Common Stock solely for shares of Magna common stock, par value $2.00 per share ("Magna
Common Stock"), the Real Estate Consideration and the Common Cash
Distribution, if any (collectively, the Real Estate Consideration and the Common Cash Distribution are sometimes hereinafter referred to as "Other Property"for purposes of this paragraph 2):

             a) will realize gain (determined separately as to each class and each block of River Bend Common Stock exchanged) if (i) the sum of the fair market value of the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below), and the fair market value of the Other Property exceeds (ii) the aggregate adjusted tax basis of the River Bend Common Stock surrendered in exchange therefor, and will recognize such gain, if any, up to but not in excess of the fair market value of Other Property received (Code sections 1001 and 356(a); Rev. Rul. 74-515, 1974-2 C.B.
             118; Rev. Rul. 71-364, 1971-2 C.B. 182);

             b) will not recognize any loss realized (determined separately as to each class and each block of River Bend Common Stock exchanged), except with regard to cash received in lieu of a fractional share, as discussed below (Code section 356(c));

             c) will have basis for the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below) equal to the aggregate adjusted tax basis of the shares of River Bend Common Stock surrendered, increased by the amount of gain, if any, recognized by such holder and decreased by the fair market value of Other Property received (Code section 358(a)); and

             d) will have a holding period for the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below) which includes the holding period of the River Bend Common Stock surrendered, provided that the shares of River Bend Common Stock surrendered are held as capital assets at the Effective Time (Code section 1223(1)).

        No opinion is expressed as to whether the recognized gain described in subparagraph a of this paragraph 2 will be capital gain or will be treated as the receipt of a taxable dividend, because this determination generally will depend on the facts and circumstances of each River Bend shareholder. Under section 356 of the Code, the determination of whether the receipt of Other Property has the effect of the distribution of a dividend will be made generally in accordance with the

River Bend Bancshares, Inc.
November 30, 1995
Page 3

principles of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Provided that the receipt of Other Property by a River Bend shareholder does not have the effect of the distribution of a dividend, such gain will be capital gain if the shares of River Bend Common Stock exchanged are held as capital assets at the Effective Time, and long-term or short-term depending on the holder's holding period for each block of River Bend Common Stock surrendered (Code section 1222). However, if the receipt of Other Property does have the effect of the distribution of a dividend, such gain generally will be taxable as a dividend in accordance with the provisions and limitations of Code Section 356(a).

        3. Exchange of River Bend Common Stock and Preferred Stock for Magna Common Stock and Other Property. Each holder of River Bend Common Stock who also holds Preferred Stock and who exchanges, in the Merger, shares of River Bend Common Stock and shares of Preferred Stock solely for shares of Magna Common Stock, the Real Estate
Consideration, the Common Cash Distribution, if any, and the Preferred Cash Distribution (collectively, the Real Estate
Consideration, the Common Cash Distribution and the Preferred Cash Distribution are referred to as "Other Property" for purposes of this paragraph 3):

             a) will realize gain with respect to the River Bend Common Stock exchanged (determined separately as to each class and each block of River Bend Common Stock exchanged) if (i) the sum of the fair market value of the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below), the fair market value of the Real Estate Consideration, the amount of the Common Cash Distribution, if any, exceeds (ii) the aggregate adjusted tax basis of the River Bend Common Stock surrendered in exchange therefor, and will recognize such gain, if any, up to but not in excess of the sum of the fair market value of the Real Estate Consideration and the amount of the Common Cash Distribution, if any, received (Code sections 1001 and 356(a); Rev. Rul. 74-515, supra; Rev. Rul. 71-364,
                                       -----
             supra);
             -----

             b) will not recognize any loss realized with respect to the River Bend Common Stock exchanged (determined separately as to each class and each block of River Bend Common Stock exchanged), except with regard to cash received in lieu of a fractional share, as discussed below (Code section 356(c));

             c) will have basis for the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below) equal to the aggregate adjusted tax basis of the shares of River Bend Common Stock surrendered, increased by the amount of gain, if any, recognized by such holder (as described in subparagraph b of this paragraph 3) and decreased by the sum of the fair market value of the Real Estate Consideration and the amount of the Common Cash Distribution, if any, received (Code section 358(a); Treas. Reg. Section 1.358-2(a)(4));

             d) will have a holding period for the shares of Magna Common Stock received (including any fractional share of Magna Common Stock deemed to be received, as described in paragraph 6, below) which includes the holding period of the River Bend Common Stock surrendered, provided that the shares of River Bend Common Stock surrendered are held as capital assets at the Effective Time (Code section 1223(1));

River Bend Bancshares, Inc.
November 30, 1995
Page 4

             e) will realize gain with respect to the Preferred Stock exchanged (determined separately as to each block of Preferred Stock exchanged) if (i) the amount of the Preferred Cash Distribution exceeds (ii) the aggregate adjusted tax basis of the Preferred Stock surrendered in exchange therefor, and will recognize such gain, if any, up to but not in excess of the amount of cash received (Code sections 1001 and 356(a); Rev. Rul. 74-515, supra);
                                                               -----
             and

             f) will not recognize any loss realized with respect to the Preferred Stock exchanged (determined separately as to each block of Preferred Stock exchanged) (Code section 356(c)).

        No opinion is expressed as to whether the recognized gain described in subparagraphs a and d of this paragraph 3 will be capital gain or will be treated as the receipt of a taxable dividend, because this determination generally will depend on the facts and circumstances of each River Bend shareholder. Under section 356 of the Code, the determination of whether the receipt of Other Property has the effect of the distribution of a dividend will be made generally in accordance with the principles of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Provided that the receipt of Other Property by a River Bend shareholder does not have the effect of the distribution of a dividend, such gain will be capital gain if the shares of River Bend Common Stock exchanged are held as capital assets at the Effective Time, and long-term or short-term depending on the holding period for each block of River Bend Common Stock surrendered (Code section 1222). However, if the receipt of Other Property does have the effect of the distribution of a dividend, such gain generally will be taxable as a dividend in accordance with the provisions and limitations of Code Section 356(a).

        4. Exchange of River Bend Common Stock and Preferred Stock for Other Property. Each shareholder of River Bend who receives solely the Common Cash Distribution, the Real Estate Consideration and the
Preferred Cash Distribution (collectively referred to as "Other
Property" for purposes of this paragraph 4) in exchange for River
Bend Common Stock and Preferred Stock pursuant to the Merger:

             a) will recognize gain or loss with respect to the River Bend Common Stock exchanged (determined separately as to each class and each block of River Bend Common Stock exchanged) in an amount equal to the difference between (i) the sum of the amount of the Common Cash Distribution and the fair market value of the Real Estate Consideration, and (ii) such shareholder's aggregate adjusted tax basis for the shares of River Bend Common Stock surrendered; and

             b) will recognize gain or loss with respect to the Preferred Stock exchanged (determined separately as to each class and each block of Preferred Stock exchanged) in an amount equal to the difference between (i) the sum of the amount of the Preferred Cash Distribution and (ii) such shareholder's aggregate adjusted tax basis for the shares of Preferred Stock surrendered;

provided that the receipt of Other Property does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or loss if the shares of River Bend Common Stock and Preferred Stock surrendered are held as capital assets at the Effective Time, and long-term or short-term depending on the holder's holding period for each block of River Bend Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect

River Bend Bancshares, Inc.
November 30, 1995
Page 5

of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the River Bend Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

        The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each River Bend shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

        5. Exchange of Preferred Stock for Other Property. Each holder of Preferred Stock who receives solely the Preferred Cash Distribution in the Merger will recognize gain or loss (determined separately as to each block of Preferred Stock exchanged) in an amount equal to the difference between (i) the amount of cash received by such shareholder and (ii) such shareholder's aggregate adjusted tax basis for the shares of Preferred Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a); Rev. Rul. 74-515, supra).
                                                           -----
Such gain or loss will be capital gain or loss if the shares of Preferred Stock surrendered are held as capital assets at the Effective Time, and long-term or short-term depending on the holder's holding period for each block of Preferred Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the Preferred Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

        The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each River Bend shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 5 will be treated as having the effect of the distribution of a dividend.

        6. Cash Received in lieu of Fractional Shares of Magna Common Stock. Each shareholder of River Bend who receives, in the Merger, cash in lieu of a fractional share of Magna Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by Magna. Provided that the shares of River Bend Common
Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of Magna Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-
365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                       * * * * * * * * * * * *

        We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of River Bend who acquired shares of River Bend Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance

River Bend Bancshares, Inc.
November 30, 1995
Page 6

companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

        The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                 Very truly yours,

                                 /s/ Thompson & Mitchell

                                                         Exhibit A

                          CERTIFICATE
                          -----------

        The undersigned,      *     , [Undersigned's Title] of Magna
                        ------------
Group, Inc., a Delaware corporation ("Magna"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and between Magna and River Bend Bancshares, Inc., an Illinois corporation ("River Bend"), dated as of October 11, 1995, including the amendment thereto dated as of November 27, 1995 and the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for Magna, in rendering its opinion to River Bend that the merger (the "Merger") of River Bend with and into Landmark Bancshares Corporation, a Missouri corporation ("LBC"), will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

        The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Magna, that:

             (1) The fair market value of the River Bend Class I Common Stock, par value $1.00 per share ("River Bend Common Stock"), the River Bend Class II Non-Voting Common Stock, par value $1.00 per share (also "River Bend Common Stock"), and the River Bend Class A Preferred Stock, par value $100.00 per share ("River Bend Preferred Stock"), surrendered in the Merger by each River Bend shareholder will, in each case, be approximately equal to the fair market value of the Magna common stock, par value $2.00 per share ("Magna Common Stock"), and/or the cash (including cash to be received in lieu of fractional shares of Magna Common Stock, if any), and/or the "Real Estate Consideration" (as the quoted term is defined in the Agreement) to be received by each such shareholder in the Merger.

             (2) Except as otherwise set forth by the undersigned on an attachment hereto or in the certificate of John G. Helmkamp, Jr., Magna is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of River Bend Common Stock to sell, exchange or otherwise dispose of any of the Magna Common
Stock to be received in the Merger, with the exception of fractional shares of Magna Common Stock to be exchanged for cash pursuant to the Merger.

             (3) Before the Merger, Magna will be in control of LBC within the meaning of section 368(c) of the Code.

             (4) Before the Merger, LBC will have no assets or liabilities other than assets received from Magna to satisfy LBC's capitalization requirements.

             (5) After the Merger, (a) LBC will not issue additional shares of its stock that would result in Magna losing control of LBC within the meaning of section 368(c) of the Code, and (b) neither LBC nor any other member of Magna's "affiliated group" (as the quoted term is defined in Code section 1504, the ("Magna
Affiliated Group") will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in LBC that, if exercised or converted, would affect Magna's retention of control of LBC (as defined above). No stock of LBC will be issued in connection with the Merger.

             (6) In connection with the Merger, Magna and LBC will tender no consideration for River Bend Common Stock and River Bend Preferred Stock other than Magna Common Stock, the "Common Cash Distribution" (as the quoted term is defined in the Agreement), the "Preferred Cash Distribution" (as the quoted term is defined in the Agreement), the Real Estate Consideration, and cash in lieu of fractional shares of Magna Common Stock.

             (7) Neither Magna nor any other member of the Magna "Affiliated Group" has any plan or intention to redeem or otherwise reacquire any of the Magna Common Stock issued to the shareholders of River Bend in the Merger.

             (8) Neither Magna nor any other member of the Magna Affiliated Group has any plan or intention (a) to liquidate LBC,
(b) to merge LBC with and into another corporation, (c) to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of LBC, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business, the disposition of the Real Estate Consideration, or dispositions approved by Thompson & Mitchell, to cause, suffer, or permit LBC to sell or otherwise dispose of (whether by dividend distribution or otherwise) (i) any assets of River Bend acquired in the Merger, or (ii) any assets of any other member of River Bend's "affiliated group" (as the quoted term is defined in Code section 1504, the "River Bend Affiliated Group").

             (9) After the Merger, LBC will continue the historic businesses of River Bend and the other members of the River Bend Affiliated Group, or will use a significant portion of the historic business assets of the members of the River Bend Affiliated Group in a business (no stock of any member of the River Bend Affiliated Group shall be treated as a business asset for purposes of this representation).

             (10) Magna, LBC, River Bend, and the shareholders of River Bend will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that Magna or LBC may pay and assume those expenses of River Bend that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

             (11) Except with regard to Transaction Costs (as defined below), neither Magna nor any other member of the Magna Affiliated Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of River Bend in connection with the Merger, and no liability to which River Bend Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a River Bend shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger
(i) to River Bend shareholders with respect to the Magna Common
Stock, the "Common Cash Distribution," the "Preferred Cash Distribution," the Real Estate Consideration, and cash in lieu of fractional shares of Magna Common Stock to be delivered in the Merger, (ii) to dissenters, if any, (iii) for legal, accounting, and investment banking and/or advisor services rendered to Magna or LBC, if any, (iv) for those expenses payable or assumable by Magna in accordance with representation (10) above, (v) as compensation to any employee of Magna or River Bend or of any other member of the Magna Affiliated Group or the River Bend Affiliated Group for services rendered in the ordinary course of his or her employment, and (vi) the indemnification obligation described in the final sentence of Section 5.04 of the Agreement.

             (12) No indebtedness between River Bend or any other member of the River Bend Affiliated Group, on the one hand, and LBC or Magna or any other member of the Magna Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Section 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between River Bend, on the one hand, and LBC, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

             (13) The payment of cash in lieu of fractional shares of Magna Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to Magna of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the River Bend shareholders in lieu of fractional shares of Magna Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the River Bend shareholders in exchange for their shares of River Bend Common Stock. The fractional share interests of each River Bend shareholder will be aggregated, and no River Bend shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of Magna Common Stock.

             (14) None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of River Bend will be separate consideration for, or allocable to, any of his or her shares of River Bend Common Stock; none of the shares of Magna Common Stock received in the Merger by any River Bend shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any River
Bend shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

             (15) All payments made to dissenters and all cash payments made in lieu of fractional shares of Magna Common Stock will be funded with assets of Magna. No such payments will be funded with assets of LBC or River Bend.

             (16) With regard to the Rights Agreement by and between Magna and Magna Trust Company, dated November 11, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

             (17) Neither Magna nor any other member of the Magna Affiliated Group has owned, directly or indirectly, any stock of River Bend within the last five years.

             (18) No terms of the Agreement have been waived or modified.

        The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Magna this ----- day of ------------, 1995.




                                  ----------------------------------

                                                     Exhibit B

                            CERTIFICATE
                            -----------

        The undersigned,       *      , [Undersigned's Title] of
                         -------------
River Bend Bancshares, Inc., an Illinois corporation ("River Bend"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and between Magna Group, Inc., a Delaware corporation ("Magna"), and River Bend dated as of October 11, 1995, including the amendment thereto dated as of November 27, 1995 and the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for Magna, in rendering its opinion to River Bend that the merger (the "Merger") of River Bend with and into Landmark Bancshares Corporation, a Missouri corporation ("LBC"), will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

        The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF River
Bend, that:

             (1) The fair market value of the River Bend Class I Common Stock, par value $1.00 per share ("River Bend Common
Stock"), the River Bend Class II Non-Voting Common Stock, par value $1.00 per share (also "River Bend Common Stock"), and the River
Bend Class A Preferred Stock, par value $100.00 per share, surrendered in the Merger by each River Bend shareholder will, in each case, be approximately equal to the fair market value of the Magna common stock, par value $2.00 per share ("Magna Common Stock"), and/or the cash (including cash to be received in lieu of fractional shares of Magna Common Stock, if any), and/or the "Real Estate Consideration" (as the quoted term is defined in the Agreement) to be received by each such shareholder in the Merger.

             (2) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the River Bend Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of River Bend Common Stock to sell, exchange or otherwise dispose of any shares of Magna Common Stock received by such holders in the Merger, except as otherwise set forth in the certificate of John G. Helmkamp, Jr. For purposes of this representation, all shares of Magna Common Stock held by River Bend shareholders and otherwise sold, redeemed, or disposed of before or after the Merger will be taken into account in making this representation.

             (3) River Bend will transfer to LBC in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by River Bend immediately prior to the Merger. For purposes of this representation, River Bend assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of River Bend held immediately prior to the Merger. For purposes of this representation, any asset of River
Bend or any other member of River Bend's "affiliated group" (as the quoted term is defined in Code section 1504, the "River Bend
Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of River Bend held immediately prior to the Merger. For purposes of this representation, the Real Estate
Consideration shall be treated as an asset held by River Bend immediately prior to the Merger which is not transferred to LBC in the Merger.

             (4) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of River Bend and each liability to which an asset of River Bend is subject will have been incurred by River Bend in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, River Bend will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any River Bend shareholder in connection with the Merger. For purposes of this representation, (a) the term "River
Bend" shall be deemed also to refer to each other member of the River Bend Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a River Bend shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to River
Bend or to any other member of the River Bend Affiliated Group, if any, and (iii) as compensation to any employee of River Bend or of any other member of the River Bend Affiliated Group for services rendered in the ordinary course of his or her employment.

             (5) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to River Bend's shareholders will be paid by those shareholders and not by River
Bend. River Bend will pay its own expenses that are incurred in connection with the Merger.

             (6) No indebtedness between River Bend or any other member of the River Bend Affiliated Group, on the one hand, and LBC or Magna or any other member of Magna's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Section 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between River Bend, on the one hand, and LBC, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

             (7) Before the Merger, River Bend will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in River Bend that, if exercised or converted after the Merger, would affect Magna's retention of control of LBC (within the meaning of section 368(c) of the Code).

             (8) The fair market value of the assets of River Bend to be transferred to LBC will exceed the sum of the amount of liabilities to be assumed by LBC, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

             (9) The payment of cash in lieu of fractional shares of Magna Common Stock will be solely for the purpose of avoiding the expense and inconvenience to Magna of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the River Bend shareholders in lieu of fractional shares of Magna
Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the River Bend shareholders in exchange for their shares of River Bend Common
Stock. The fractional share interests of each River Bend shareholder will be aggregated, and no River Bend shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of Magna
Common Stock.

             (10) None of the compensation paid or accrued before the Merger to or for the benefit of any River Bend shareholder-employee will be separate consideration for, or allocable to, any of his or her shares of River Bend Common Stock; none of the shares of Magna Common Stock received in the Merger by any River Bend shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any River Bend shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

             (11) Except for dispositions to be made in the ordinary course of business and the disposition of the Real Estate
Consideration, River Bend is aware of no plan or intention to sell or otherwise dispose of (whether by dividend distribution or otherwise) (a) any assets of River Bend acquired in the Merger, or
(b) any assets of any other member of the River Bend Affiliated
Group.

             (12) All payments made to dissenters and all cash payments made in lieu of fractional shares of Magna Common Stock will be funded with assets of Magna. No such payments will be funded with River Bend assets.

             (13) To the best knowledge of the undersigned, the fair market value of the Real Estate Consideration does not exceed
$400,000.

             (14) Except for the $12.00 dividend that will be paid in January 1996 prior to the consummation of the Merger, there are no dividend arrearages on any shares of River Bend Preferred Stock;
the River Bend Preferred Stock has no redemption premium associated with it; and, no share of River Bend Preferred Stock constitutes
"section 306 stock" (within the meaning of section 306(c) of the Code).

             (15) No terms of the Agreement have been waived or modified.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St.
Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of River Bend this ----- day of ---------------, 1995.



                                   ----------------------------------

                                                        Exhibit C

                         SHAREHOLDER CERTIFICATE
                         -----------------------

             The undersigned shareholder of River Bend Bancshares, Inc., an Illinois corporation ("River Bend"), [SHAREHOLDER'S NAME],
                                              --------------------
a holder of   *    shares of   [CLASS OF STOCK]  , par value $  *
            ------           --------------------             ------
per share, HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and between Magna Group, Inc., a Delaware corporation ("Magna") and River Bend dated as of October 11, 1995, including the amendment thereto dated as of November 27, 1995, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for Magna, in rendering its opinion to River Bend that the merger (the "Merger") of River Bend with and into Landmark Bancshares Corporation, a Missouri corporation ("LBC"), will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the Magna common stock, par value $2.00 per share ("Magna Common Stock"), to be received in the Merger, with the exception of any fractional share of Magna Common Stock to be exchanged for cash pursuant to the Merger.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St.
Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

             IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1995.




                                       ------------------------------